UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2012

Commission File Number:  00025940

Glowpoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0312442
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974
(Address of principal executive offices)

973-855-3411
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Arrangement

    The disclosures in Item 2.03 regarding the refinancing of the outstanding amounts under the SVB Loan Agreement (as defined below) and the termination thereof are incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets

    On October 1, 2012, (the “Closing Date”) Glowpoint, Inc. (the “Company”), and GPAV Merger Sub Inc., its wholly owned subsidiary, completed the previously announced acquisition of Affinity VideoNet, Inc. (“Affinity”), a provider of public videoconferencing rooms and managed videoconferencing services, for approximately $8.0 million in cash, a $2.33 million note, subject to adjustment, and approximately 2,650,000 shares of common stock, subject to adjustment, of the Company (“Common Stock”), on the terms previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2012. The Company had no prior material relationship with any of the parties to the transaction.

    The Company and a representative of the prior stockholders of Affinity (the “Stockholder Representative”) also entered into an Escrow Agreement on the Closing Date with a third-party escrow agent (the “Escrow Agreement”), whereby the Company made a deposit of $360,000, a portion of the purchase price, with the escrow agent for the purpose of securing the payment obligations of Affinity, if any, with respect to certain retention bonus agreements entered into with its employees on or before the Closing Date.  If any employee does not satisfy the conditions of receipt of the retention bonus, the Company and the Stockholder Representative will jointly direct that such funds on deposit be released to the Stockholder Representative on behalf of the prior stockholders of Affinity.

    On the Closing Date, in connection with the approximately 2,650,000 shares of Common Stock issued to the prior stockholders of Affinity, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Stockholder Representative requiring the Company to file a Registration Statement on Form S-3 with respect to the resale of such shares as soon as practicable, but in no event more than 90 days after the Closing Date, and to have such resale registration statement declared effective as soon as practicable.  The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

    On the Closing Date, in order to assist with the acquisition transition, the Company entered into an employment agreement with Peter Holst, the former Chief Executive Officer and a former stockholder of Affinity, for a position as the Senior Vice President of Business Development of the Company.  In addition to a base salary, should Affinity achieve certain performance milestones, the Company will be obligated to issue to Mr. Holst up to 150,000 shares of Common Stock, pursuant to the Company’s 2007 Stock Incentive Plan.  Mr. Holst is not deemed an executive officer of the Company for Section 16 and proxy reporting purposes.

    A copy of the Company’s press release announcing the consummation of the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation

    In connection with the Affinity acquisition, on the Closing Date, the Company entered into a Loan and Security Agreement (“Comerica Loan Agreement”) with Comerica Bank, providing the Company with a $2.0 million term loan (the “Comerica Term Loan”) and a revolving line of credit (the “Comerica Revolver” and, together with the Comerica Term Loan, the “Comerica Loans”), pursuant to which the Company can borrow, for working capital needs, an amount up to the lesser of (i) 80% of eligible accounts receivable and (ii) $3.0 million.  The Company requested and was provided with an advance of $780,000 from the Comerica Revolver on the Closing Date.  The proceeds of the Comerica Term Loan and the Comerica Revolver were used to finance a portion of the Affinity acquisition and refinance the $750,000 previously outstanding pursuant to the Loan and Security Agreement, between the Company and Silicon Valley Bank, dated June 16, 2010 (as modified, the “SVB Loan Agreement”), and previously disclosed.  The SVB Loan Agreement was terminated in connection with the repayment of outstanding amounts thereunder, effective as of the Closing Date.  The Comerica Term Loan will bear interest at a rate equal to the Prime Rate (as defined in the Comerica Loan Agreement) plus 3.00%, and borrowings under the Comerica Revolver will bear interest at a rate equal to the Prime Rate (as defined in the Comerica Loan Agreement) plus 2.00%. The Comerica Loans are secured by substantially all of the assets of the Company and secured guarantees executed by GP Communications, LLC, a wholly-owned subsidiary of the Company (“GP Communications”) and Affinity. The Comerica Loan Agreement contains certain restrictive covenants customary for facilities of this type (subject to negotiated exceptions and baskets), including restrictions on indebtedness, liens, acquisitions and investments, restricted payments and dispositions. The Comerica Loans are subject to certain customary financial covenants, including, without limitation, covenants that require the Company to maintain a total funded debt to adjusted EBITDA ratio, to maintain a senior funded debt to adjusted EBITDA ratio and to maintain a fixed charge coverage ratio.  The Comerica Loan Agreement also provides for customary events of default, with corresponding grace periods, including failure to pay principal or interest when due, failure to pay other obligations within ten days after becoming due, failure to comply with covenants, breaches of representations and warranties, default under certain other indebtedness, certain insolvency events affecting the Company, the occurrence of certain material judgments or if any guaranty of the Company’s obligations ceases to be in full force and effect.  The Comerica Term Loan matures on November 1, 2015 and the Comerica Revolver matures on April 1, 2014.

    On the Closing Date, the Company also entered into a Loan and Security Agreement (the “Escalate Loan Agreement”) with Escalate Capital Partners SBIC I, L.P. (“Escalate”), providing the Company with a $6.5 million term loan (the “Escalate Term Loan”) for a term of 60 months.  The Escalate Term Loan will bear interest at a fixed rate of 12.0% per annum, with interest-only payable monthly for the first 24 months after the Closing Date and, commencing after such interest-only period, monthly payments of the outstanding principal amount, plus accrued interest, for the remainder of the term. The proceeds of the Escalate Term Loan were used to finance a portion of the Affinity acquisition.  The Escalate Term Loan is secured by substantially all of the assets of the Company and secured guarantees executed by GP Communications and Affinity, and is subordinated to the Comerica Loans. The Escalate Loan Agreement contains certain restrictive covenants customary for facilities of this type (subject to negotiated exceptions and baskets), including restrictions on indebtedness, liens, acquisitions and investments, restricted payments and dispositions. The Escalate Loan Agreement also provides for customary events of default, with corresponding grace periods, including failure to pay principal when due, failure to pay interest within three business days after becoming due, failure to pay other obligations within ten days after becoming due, failure to comply with covenants, breaches of representations and warranties, default under certain other indebtedness, certain insolvency events affecting the Company and its subsidiaries or the occurrence of certain material judgments.  The Escalate Loan Agreement also provides for certain management rights for Escalate, including (i) the ability for Escalate to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans and (ii) the ability for Escalate to examine the books and records of the Company and inspect the Company’s facilities during normal business hours with reasonable notice, provided, that access to attorney/client privileged communications and other sensitive information need not be provided.  In connection with the Escalate Term Loan, the Company issued to Escalate on the Closing Date, 295,000 shares of Common Stock (the “Escalate Shares”) at a purchase price of $0.01 per share.  Escalate received standard piggyback and demand registration rights with respect to the Escalate Shares.

    On the Closing Date, the Company also issued a promissory note (the “Note”), in favor of the Stockholder Representative, in original principal amount of $2.33  million, due and payable on December 31, 2014.  The principal amount of the note will accrue interest at a rate of 8.0% per annum, and such interest shall be payable in arrears in quarterly payments commencing on April 1, 2013.  Beginning on April 1, 2013 and on the first day of each month thereafter, if the Company has achieved an minimum EBITDA (as defined the Comerica Loan Agreement), the Company shall make a principal payment in the amount of $50,000.  The Company shall make additional payments on the principal amount on each of June 30, 2013, December 31, 2013, June 30, 2014 and December 31, 2014 in amount equal to 40% of the Company’s trailing six month EBITDA (as defined in the Comerica Loan Agreement) less $3.0 million, provided that the June 30, 2013 principal payment shall only be made  if the Company is in compliance with the Modified Fixed Charge Ratio (as defined in the Note).

    The foregoing description of the Comerica Loan Agreement, the Escalate Loan Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements attached hereto as Exhibits 10.2, 10.3 and 4.1, respectively, and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

    The disclosures in Items 2.01 and 2.03 regarding the issuances of Common Stock are incorporated herein by reference.  The Company relied on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, for the foregoing issuances of the Common Stock.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

    The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

    The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) The following exhibits are included with this report:

Exhibit
Number	Description
4.1	Nonnegotiable Promissory Note in favor of Shareholder Representative Services LLC, on behalf of the prior stockholders of Affinity VideoNet, Inc., dated as of October 1, 2012.
10.1	Registration Rights Agreement between Glowpoint, Inc. and Shareholder Representative Services LLC, on behalf of the prior stockholders of Affinity VideoNet, Inc., dated as of October 1, 2012.
10.2	Loan and Security Agreement between Glowpoint, Inc. and Comerica Bank, dated as of October 1, 2012.
10.3	Loan and Security Agreement between Glowpoint, Inc. and Escalate Capital Partners SBIC I, L.P., dated as of October 1, 2012.
99.1	Press release dated October 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2012	GLOWPOINT, INC. /s/ Tolga Sakman
Tolga Sakman Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Nonnegotiable Promissory Note in favor of Shareholder Representative Services LLC, on behalf of the prior stockholders of Affinity VideoNet, Inc., dated as of October 1, 2012.
10.1	Registration Rights Agreement between Glowpoint, Inc. and Shareholder Representative Services LLC, on behalf of the prior stockholders of Affinity VideoNet, Inc., dated as of October 1, 2012.
10.2	Loan and Security Agreement between Glowpoint, Inc. and Comerica Bank, dated as of October 1, 2012.
10.3	Loan and Security Agreement between Glowpoint, Inc. and Escalate Capital Partners SBIC I, L.P., dated as of October 1, 2012.
99.1	Press release dated October 1, 2012.